UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐ Soliciting Material Pursuant to § 240.14a-12
Leidos Holdings, Inc.

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THESE SUPPLEMENTAL PROXY MATERIALS PROVIDE ADDITIONAL INFORMATION REGARDING OUR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, MAY 1, 2020.

The Company is providing a notice of change of location to its Annual Meeting of Stockholders to be held on Friday, May 1, 2020 and certain additional disclosures that are supplemental to those contained in the proxy statement (the “proxy statement”) of Leidos Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2020 and subsequently mailed or made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Company’s Annual Meeting of Stockholders. This supplemental information should be read in conjunction with the proxy statement, which we urge you to read in its entirety. To the extent that information herein differs from or updates information contained in the proxy statement, the information contained herein is more current. Capitalized terms used but not defined herein have the meanings set forth in the proxy statement. These supplemental proxy materials are being filed with the SEC and made available to stockholders on April 10, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 1, 2020

To Our Stockholders:

Due to the continued public health impact of the COVID-19 outbreak and advisories issued by government authorities limiting public gatherings, and to support the health and well-being of our stockholders and employees, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Stockholders of Leidos Holdings, Inc. has been changed. As previously announced, the Annual Meeting will be held on Friday, May 1, 2020 at 9:00 a.m. Eastern Time. However, the Annual Meeting will no longer be held at 1750 Presidents Street, Reston, Virginia, but rather will be held in a virtual-only format via the internet. You will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed, you are eligible to participate in the Annual Meeting if you were a stockholder as of the close of business on March 10, 2020, the record date. To be admitted to the Annual Meeting and access the stockholder list, go to www.virtualshareholdermeeting.com/LDOS2020 and enter the control number found on your proxy card, voting instruction form or notice you previously received. You may ask questions or vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. For shares held in the Leidos Retirement Plan, if you do not provide voting instructions to Vanguard by 11:59 p.m. Eastern time on April 28, 2020, the Leidos shares in your plan account will be voted by Vanguard in the same proportion as the shares held by Vanguard for which voting instructions have been received from other participants in the plan. If you are not eligible to participate in the meeting, you may listen to a webcast of the meeting by visiting www.virtualshareholdermeeting.com/LDOS2020 and logging on as a guest. Guests will not be able to ask questions or vote at the meeting.

The proxy card included with the materials previously distributed will not be updated to reflect the change in format and may continue to be used to vote your shares in connection with the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote and submit your proxy in advance of the meeting using one of the methods described in the proxy materials.

On behalf of our Board of Directors, thank you for your continued support.

By Order of the Board of Directors,

Raymond L. Veldman
Corporate Secretary
April 10, 2020

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 1, 2020
The Annual Meeting on May 1, 2020 at 9:00 a.m. Eastern Time will be accessible at www.virtualshareholdermeeting.com/LDOS2020. Our proxy statement and Annual Report may be accessed at www.proxyvote.com.

The following information supplements “Proposal 5 — Amendment of Certificate of Incorporation to Eliminate Supermajority Voting Provisions” contained in our proxy statement:

As disclosed in our proxy statement, a non-binding stockholder proposal to eliminate supermajority voting provisions passed at our 2019 Annual Meeting of Stockholders. After careful consideration, the Board decided to eliminate the supermajority voting requirements in our certificate of incorporation and bylaws. The shareholder proposal asked the Board to adopt a majority of votes cast standard. However, consistent with the Delaware General Corporation Code as to amendment of the certificate of incorporation for certain actions, the amendments proposed will change the requirement that a supermajority of the total voting power of all outstanding shares are needed to approve the actions described in Proposal 5 to a majority of the total voting power of all outstanding shares. Corresponding changes will be made to the bylaws if Proposal 5 is adopted. The Company believes this practice is similar to the standards adopted by the vast majority of other Delaware corporations.

The Company reached out to its major stockholders and received feedback from stockholders representing at least 20% of its outstanding shares. None objected to the standard proposed in Proposal 5, instead, almost all of the stockholders indicated that the Board’s response meaningfully satisfied the request in the 2019 shareholder proposal, and some even expressed a specific preference for the standard the Board decided to adopt as more protective of long-term shareholder interests.

The following information supplements “Compensation Discussion & Analysis” contained in our proxy statement:

As we previously disclosed, on March 27, 2020, Jonathan W. Scholl, Health Group President, left the Company to pursue community and religious mission service. Before that time, in considering executive succession, senior management at the Company had discussions with Mr. Scholl about future roles with the Company, and after such discussions, Mr. Scholl and the Company mutually agreed upon terms of departure, at which time Mr. Scholl tendered his resignation. The amount of the one-time cash separation payment made to Mr. Scholl was substantially less than what Mr. Scholl could have received under the Company’s Executive Severance Plan. In consideration, Mr. Scholl agreed to restrictions on competitive activities and solicitation of employees, and a release of claims.

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